THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT


          THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT is dated as of the 1st day of June, 1996 (the "Third Amendment") by and among Foodbrands America, Inc. ("Foodbrands"), TNT Crust, Inc. n/k/a Doskocil Food Service Company, L.L.C. ("TNT" or the "Company"), and Morgan Stanley Capital Partners III, L.P. for itself and as Agent for Roger LeBreck, MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., BT Investment Partners, Inc., JSS Management Company, Ltd., Horst W. Schroeder, Trustee of the Living Trust of Horst W. Schroeder dated May 24, 1985, or successor trustee and 780 Partners, a Wisconsin general partnership, shareholders of TNT (hereinafter referred to collectively as the "Shareholders"), with reference to the following circumstances:

          A. Foodbrands, TNT and the Shareholders entered into that certain Stock Purchase Agreement dated as of November 22, 1995, as amended by that First Amendment to Stock Purchase Agreement dated as of December 11, 1995, as further amended by that Second Amendment to Stock Purchase Agreement dated as of December 14, 1995 (the "Agreement").

          B. Foodbrands, TNT and the Shareholders mutually desire to further amend the Agreement.

          C. It is to the mutual benefit of Foodbrands, TNT and the Shareholders to further amend the Agreement.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Foodbrands, TNT and the Shareholders further amend the Agreement as follows:

          1. The Amendments. The Agreement is hereby amended as follows:

               (a) Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (c)  The Earnout Payment.  The Earnout
          Payment shall be equal to (i) the sum of the Net Sales (as herein defined) of the Company to Papa John's International ("Papa John's") and Mazzio's Corporation ("Mazzio's") and their successors or assigns during the Applicable Period multiplied by (ii) 2.03
          (the product obtained by multiplying (x) seven and (y) 29.0%), provided, however, such amount shall not exceed Six Million Five
          Hundred Thousand Dollars ($6,500,000.00).

               (b) Section 2.02 of the Agreement is amended as follows:

               (i)  the defined term "Applicable EBITDA
          Percentage" shall be deleted in its entirety and

               (ii) the defined term "EBITDA" shall be
          deleted in its entirety.

               (c) The second sentence of Section 2.04(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

          The Earnout Payment Statements shall be
          prepared in accordance with Section 2.05 and shall consist of a balance sheet, a statement of operations and a listing of sales during the period to Papa John's and Mazzio's during
          (i) the current period, and (ii) the previous eleven (ll) periods once twelve (12) periods have elapsed since the Closing Date.

               (d) The second sentence of Section 2.05 of the Agreement is hereby deleted in its entirety and replaced with the following:

          Notwithstanding the foregoing, for the
          purposes of calculating the components of the Earnout Payment with respect to intercompany transactions between the Company and subsidiaries or divisions of Foodbrands and the relocation of production facilities and capacities from or to the Company's facilities, the revenues and expenses to be allocated to the Company shall be as agreed between Foodbrands and Agent from time to time.

               (e) Section 11.12 of the Agreement is amended as follows:

          (i)  the defined term "Applicable EBITDA
               Percentage" shall be deleted in its
               entirety, and

          (ii) the defined term "EBITDA" shall be
               deleted in its entirety.

          2. The Agreement. The term "Agreement" as used in the Agreement and this Third Amendment shall hereinafter mean the Agreement as further amended by this Third Amendment. The
Agreement, as further amended hereby, shall continue in full force and effect and in accordance with the terms thereof.

          3. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          4. Counterparts. This Third Amendment may be executed in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.

"FOODBRANDS"                  FOODBRANDS AMERICA, INC.



                              By:/s/ R. Randolph Devening
                                 R. Randolph Devening
                                 Chairman, President and
                                 Chief Executive Officer


"THE COMPANY"                 TNT CRUST, INC.
                              n/k/a DOSKOCIL FOOD SERVICE
                              COMPANY, L.L.C.


                              By: /s/ William L. Brady
                                  Vice-President

"SHAREHOLDERS"                MORGAN STANLEY CAPITAL PARTNERS
                              III, L.P. FOR ITSELF AND AS AGENT
                              FOR ROGER LEBRECK, MSCP III 892
                              INVESTORS, L.P., MORGAN STANLEY
                              CAPITAL INVESTORS, L.P., BT
                              INVESTMENT PARTNERS, INC., JSS
                              MANAGEMENT COMPANY, LTD., HORST W.
                              SCHROEDER, TRUSTEE OF THE LIVING
                              TRUST OF HORST W. SCHROEDER DATED
                              MAY 24, 1985, OR SUCCESSOR TRUSTEE
                              AND 780 PARTNERS, A WISCONSIN
                              GENERAL PARTNERSHIP

                              By: /s/ Lawrence B. Sorrel
                              Lawrence B. Sorrel, Vice President
                              of Morgan Stanley Capital Partners
                              III, Inc., the General Partner of
                              MSCP III, L.P., its General Partner